UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): December 19, 2013

XILINX, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-18548	77-0188631
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

2100 Logic Drive, San Jose, California	95124
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (408) 559-7778

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

8.01    Other Events

On December 19, 2013, Xilinx, Inc. (the “Company”) entered into a Settlement and License Agreement with PACT XPP Technologies, AG (“PACT”). Under the settlement, the parties have agreed to dismiss with prejudice all outstanding patent litigation between the Company and PACT. The Company will pay to PACT a lump sum of $33.5 million.

The Company previously recorded charges of $15.4 million in the fourth quarter of fiscal 2012 and $28.6 million in the second quarter of fiscal 2014, for a total accrual of $44.0 million. The Company expects to record the impact of the $33.5 million settlement and the reversal of previously recorded charges in the current quarter.

This current report contains forward-looking statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward looking statements include, but are not limited to, our expectations regarding the impact to the current quarter. Undue reliance should not be placed on such forward-looking statements, which speak only as of the date they are made. Actual events and results may differ materially from those in the forward-looking statements and are subject to risks and uncertainties due to a variety of factors, including the risk factors listed in our most recent Form 10-Q and 10-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XILINX, INC.

Date: December 20, 2013	By:	/s/ Jon A. Olson
Jon A. Olson
Senior Vice President, Finance and Chief Financial Officer